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                  [GOODSILL ANDERSON QUINN & STIFEL LETTERHEAD]


                                August 17, 1998



Dole Food Company, Inc.
31355 Oak Crest Drive
Westlake Village, California  91361

           Re:   Dole Food Company, Inc.-Registration Statement on Form S-3
                 ----------------------------------------------------------

Ladies and Gentlemen:

     Dole Food Company, Inc., a Hawaii corporation (the "Company"), has filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to $500,000,000 aggregate principal amount of debt securities, including $400,000,000 additional debt securities registered pursuant to the Registration Statement and, pursuant to Rule 429, debt securities registered pursuant to Registration Statement No. 33-64984 (collectively, the "Debt Securities"), consisting of one or more series of unsecured senior debt securities (the "Senior Debt Securities"), unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities") and unsecured subordinated debt securities (the "Subordinated Debt Securities").

     In connection with the filing of the Registration Statement, we have examined the Registration Statement and, to the extent necessary for purposes of this opinion, we have examined the Indenture, dated as of July 15, 1993, between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California) (the "Senior Indenture"), the form of indenture relating to the Senior Subordinated Debt Securities (the "Senior Subordinated Indenture") and the form of indenture relating to the Subordinated Debt Securities (the "Subordinated
Indenture"), each as filed as exhibits to the Registration Statement. We have also examined such corporate and other records, certificates and documents and such matters of fact and law as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.


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                                               GOODSILL ANDERSON QUINN & STIFEL

Dole Food Company, Inc.
August 17, 1998
Page Two


     Based on such examination, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

     2. Subject to (i) approval by the Board of Directors of the Company, or a duly appointed committee thereof, as may be necessary or appropriate of the specific terms of the Debt Securities and related documentation, (ii) the effectiveness of the Registration Statement under the Act, (iii) the filing of any necessary supplements to the prospectus which is a part of the Registration Statement in connection with any issuances of Debt Securities ("Supplements"), (iv) the execution and delivery of the Senior Subordinated Indenture or Subordinated Indenture, as applicable, in definitive form, (v) the qualification of the trustee under the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable, pursuant to the Trust Indenture Act of 1939 as amended, (vi) the establishment of the terms of the Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities, as applicable, in accordance with the terms of the Senior Debt Indenture, Senior Subordinated Indenture and Subordinated Debt Indenture, respectively, and so as not to violate any applicable law, agreement or instrument then binding on the Company, (vii) the execution, delivery and authentication of and payment for the Senior Debt Securities, Senior Subordinated Debt Securities or the Subordinated Debt Securities, as applicable, in accordance with the terms of the Senior Indenture, Senior Subordinated Indenture and Subordinated Debt Indenture, respectively, and the laws, agreements and instruments then binding on the Company, and (viii) the issuance and sale of the Debt Securities in the manner and as otherwise contemplated in the Registration Statement (and any Supplements and amendments relating thereto), the Debt Securities will be duly authorized and validly issued.

     We are members of the Bar of the State of Hawaii, and we do not hold ourselves out as experts on the laws of any other jurisdiction. This opinion is limited in all respects to matters governed by the laws of the State of Hawaii. We express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions, or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any

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                                               GOODSILL ANDERSON QUINN & STIFEL

Dole Food Company, Inc.
August 17, 1998
Page Three


amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under the caption "Legal Matters." O'Melveny & Myers may rely upon this opinion as to matters of Hawaii law as if this opinion were addressed to it for purposes of their opinion to you of even date herewith. This opinion may not be furnished or quoted to, or relied upon, by any other person or for any other purpose, without our prior written consent.

                                           Very truly yours,


                                           /s/ Goodsill Anderson Quinn & Stifel